                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                October 27, 1999



                          WESTERN WIRELESS CORPORATION
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


           000-28160                                  91-1638901
    ------------------------                 ---------------------------------
    (Commission File Number)                 (IRS Employer Identification No.)


                                    Suite 400
                              3650 131st Avenue SE
                               Bellevue, WA 98006
                    -----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

                              FOR IMMEDIATE RELEASE

         WESTERN WIRELESS ANNOUNCES THIRD QUARTER 1999 FINANCIAL RESULTS
                    - COMPANY EARNS FIRST QUARTERLY PROFIT -
     - CASH FLOW OF $71.7 MILLION AND AN INCREASE IN SUBSCRIBERS OF 36,400 -

     BELLEVUE, Wash. (October 26, 1999) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of communication services to rural America, announced today its financial and operating results for the third quarter ended September 30, 1999.

     "We had a great third quarter with strong revenue growth and our first positive earnings per share," said John W. Stanton, chairman and chief executive officer of Western Wireless. "The company achieved record average revenue per subscriber. EBITDA (operating income before non-cash charges) exceeded $71 million during the third quarter of 1999, a 65 percent increase from the same quarter in 1998."

     "We also had positive cash flow for Western Wireless International, and strong subscriber growth," continued Stanton.

     Mikal Thomsen, president and chief operating officer of Western Wireless, added, "We added or upgraded 75 cell sites this quarter, allowing the company to realize increased revenue while improving the quality of our customer's experience."

COMPANY RESULTS

     At the end of the third quarter 1999, the company reported total revenues of $157 million, up 41 percent over the same quarter a year ago. Net income was $13.5 million for the quarter ended September 30, 1999, resulting in basic income per share of $0.18.

     Domestic subscribers increased by 36,400, to 774,000, during the third quarter of 1999, a 25 percent year to year increase. Service revenues for the third quarter of 1999 increased 41 percent from the same quarter a year ago to $150 million. EBITDA for the quarter was $71.7 million, a 65 percent increase over the third quarter of 1998. Capital expenditures were $50.5 million for the quarter. Over $21 million in free cash flow (EBITDA less capital expenditures) was generated during the third quarter of 1999.

     Western Wireless International operating companies in Croatia, Georgia, Ghana, Haiti, Iceland, and Latvia, continued their impressive growth in the third quarter of 1999. Service was successfully launched in Croatia and Haiti during the quarter.

     Based in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One(R) name in 18 western states. Through its subsidiaries, Western Wireless offers wireless service in 6 countries.

FOR FURTHER INFORMATION CONTACT:
Investment Community:                                   Media:
Gina Haggerty                                           John Snyder
(800) 261-5960                                          Snyder Buscher Group
gina.haggerty@wwireless.com                             (206) 652-9704
                                                        jsnyder@sbgir.com

                             [WESTERN WIRELESS LOGO]
--------------------------------------------------------------------------------
                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                             (Dollars in thousands)
                                   (Unaudited)

                                                      THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                      --------------------------------    -------------------------------
                                                          1999              1998               1999               1998
                                                      ----------         ---------          ----------        -----------
Revenues:
      Subscriber revenues ......................        $102,441          $ 84,942          $284,643          $241,802
      Roamer revenues ..........................          46,461            20,972           104,142            44,669
      Equipment sales ..........................           6,809             4,133            16,680            10,097
      Other revenues ...........................           1,333             1,317             3,993             3,830
                                                        --------          --------          --------          --------
            Total revenues .....................         157,044           111,364           409,458           300,398
                                                        --------          --------          --------          --------

Operating expenses:
      Cost of service ..........................          17,765            14,415            48,717            40,013
      Cost of equipment sales ..................          10,030             9,247            25,854            24,224
      General and administrative ...............          30,341            22,313            85,893            64,361
      Sales and marketing ......................          27,188            21,964            71,094            58,899
      Depreciation and amortization ............          27,020            19,199            76,065            54,241
      Stock based compensation .................           3,850                              70,346
                                                        --------          --------          --------          --------
            Total operating expenses ...........         116,194            87,138           377,969           241,738
                                                        --------          --------          --------          --------
Operating income ...............................        $ 40,850          $ 24,226          $ 31,489          $ 58,660
                                                        ========          ========          ========          ========

Recurring EBITDA ...............................        $ 71,720          $ 43,425          $177,900          $112,901
                                                        ========          ========          ========          ========

Beginning subscribers ..........................         737,600           583,300           660,400           520,000
Change in subscribers (excluding acquisitions)..          36,400            32,200           108,400            95,200
Change in subscribers due to acquisitions ......              --             4,800             5,200             5,100
                                                        --------          --------          --------          --------
Total change in subscribers ....................          36,400            37,000           113,600           100,300
                                                        --------          --------          --------          --------
Ending subscribers .............................         774,000           620,300           774,000           620,300
                                                        ========          ========          ========          ========

(1) RECURRING EBITDA REPRESENTS EARNINGS BEFORE INTEREST, TAXES,
      DEPRECIATION, AMORTIZATION AND STOCK BASED COMPENSATION.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WESTERN WIRELESS CORPORATION

                                        Dated: October 27, 1999

                                        By  /s/ Alan R. Bender
                                           -------------------------------------
                                        Alan R. Bender
                                        Executive Vice President,
                                        General Counsel and Secretary